Exhibit 99.1

Callan JMB Announces First Quarter 2025 Financial Results and Provides Business Update

Completed Initial Public Offering (IPO) on February 6, 2025, at $4.00 per Share for Gross Proceeds of Approximately $5.7 Million, Including Partial Exercise of Over-Allotment Option

SPRING BRANCH, Texas, May 15, 2025 — Callan JMB INC. (NASDAQ: CJMB) (“Callan JMB” or the “Company”), an integrative logistics company empowering the healthcare industry and emergency management agencies through fulfillment, storage, monitoring, and cold chain logistics services, today announced its financial results for the first quarter ended March 31, 2025 and is providing a business update.

“Callan JMB is establishing itself as the premier provider of advanced logistics and value-added fulfillment services across high-growth sectors,” stated Wayne Williams, CEO & Chairman of Callan JMB. “By leveraging our core competitive strengths, we are strategically scaling our proven business model into emerging markets where our expertise creates significant value. Our innovative solutions are disrupting traditional approaches by delivering customized configurations that precisely meet our client’s needs. We are actively pursuing growth opportunities in rapidly expanding markets, including GLP-1 pharmaceutical transportation, specialized compounding pharmacy logistics, and premium food packaging services. We are already engaged in promising discussions with potential partners in these sectors and look forward to sharing developments in the near future.”

“Simultaneously, we are executing a national expansion of our emergency preparedness and response operations. We have identified substantial growth potential in untapped metropolitan areas and states, and our recent appointment of Christopher Shields as Senior Vice President of Emergency Preparedness & Response/Government Affairs will accelerate our geographic expansion. Callan JMB is well positioned for sustained growth and market leadership as we progress through 2025,” concluded Mr. Williams.

Business Highlights to Date:

●	On February 6, 2025, completed IPO at $4.00 per share with gross proceeds of approximately $5.7 million, including partial exercise of over-allotment.
●	Announced the appointment of former Assistant Commissioner of the Chicago Department of Public Health, Christopher Shields, as Senior Vice President, Emergency Preparedness & Response/Government Affairs.
●	Requested by the State of Texas Department of Health and Human Services to be on standby in readiness to assist with the response to the recent outbreak of measles.
●	Renewed the Company’s arrangement with the Texas Department of State Health Services (DSHS) as the state transitions from heightened readiness to a sustainment phase following the COVID-19 pandemic. Callan JMB will provide ongoing updates on facility and personnel readiness while consulting with the DSHS to maintain alignment for potential future elevated status responses as part of its contract with the agency.
●	Granted a second five-year contract by the Oregon Health Authority for medical emergency preparedness and response services. The new contract includes Callan JMB’s services for storing and managing a broad inventory of medical countermeasures to meet all new threat assessments and event response missions in the State of Oregon.
●	Commenced a comprehensive lease program for vaccine management, enabling government agencies and private organizations to provide crucial immunizations without the financial burden of purchasing equipment outright.
●	Supported Health Hero Tennessee with its voluntary, statewide immunization initiative.

Financial Highlights for the Year Ended March 31, 2025:

●	Revenue for the first quarter of 2025 of $1.45 million. The decrease in revenue this quarter was due to the decline in demand for our emergency preparedness services by certain states and local governments.
●	Cost of revenue for the first quarter of 2025 of $0.8 million.
●	Gross profit and gross profit margin for the first quarter of 2025 totaled $0.6 million and 42.5%, respectively.
●	SG&A expenses for the first quarter of 2025 were $1.9 million. The increase year-over-year was primarily driven by an increase in consulting and professional fees related to the Company’s IPO and adding the Company’s CEO to payroll for the first time, along with other senior staff hires to support future growth.
●	Operating income (loss) for the first quarter of 2025 was ($1.2) million.
●	Net income (loss) for the first quarter of 2025 was ($1.2) million.

About Callan JMB Inc.

Callan JMB Inc. is an integrative logistics company empowering the healthcare industry and emergency management agencies through fulfillment, storage, monitoring, and cold chain logistics services to secure medical materials and protect patients and communities with compliant, safe, and effective medicines. Our combined expertise in supply chain logistics, thermodynamics, biologics, inventory management, regulatory compliance and emergency preparedness is unparalleled in the industry. We offer a gold standard in client experience with customizable interfaces, next-level reliability in shipping and environmental sustainability in our specialty packaging.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Registration Statement Under the Securities Act of 1933 on Form S-1, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

CallanJMB@kcsa.com

212.896.1254

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

CONDENSED CONSOLIDATED BALANCE SHEETS as of

March 31, 2025 (Unaudited) AND DECEMBER 31, 2024

	March 31, 2025	December 31, 2024
Assets
Current Assets:
Cash	$5,219,929	$2,097,945
Accounts receivable, net of allowance for credit losses of $129,606 and $64,000, respectively	834,956	622,914
Inventory	216,046	158,362
Related party loans	-	18,669
Tax refund receivable	-	6,377
Prepaid insurance	350,845	151,354
Other current assets	180,328	127,542
Deferred offering costs	-	136,025
Total current assets	6,802,104	3,319,188
Right of use asset	799,739	883,029
Property and equipment, net	853,823	876,682
Security deposit	-	3,650
Total assets	$8,455,666	$5,082,549

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$389,941	$371,661
Accrued expenses – Note 5	390,461	506,381
Corporate taxes payable	27,106	23,000
Deferred revenue	5,045	94,097
Right of use liability – current	236,343	279,176
Total current liabilities	1,048,896	1,274,315
Right of use liability	592,587	628,274
Deferred tax liability	6,602	6,602
Total long-term liabilities	599,189	634,876
Total liabilities	1,648,085	1,909,191
Commitments and Contingencies – Note 10
Stockholders’ Equity
Preferred stock - authorized 10,000,000 shares, $0.001 par value; zero issued and outstanding as of March 31, 2025 and December 31, 2024	-	-
Common stock - authorized 190,000,000 shares, par value $0.001 par value; 4,443,569 issued and outstanding as of March 31, 2025 and 3,000,000 December 31, 2024	4,444	3,000
Additional Paid in Capital	10,337,375	5,464,006
Accumulated Deficit	(3,534,238)	(2,293,648)
Total Stockholders’ Equity	6,807,581	3,173,358
Total Liabilities and Stockholders’ Equity	$8,455,666	$5,082,549

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025 and 2024 (Unaudited)

	Three months ended March 31, 2025		Three months ended March 31, 2024
Revenue		$1,449,377	$1,790,521
Cost of revenue		833,437	1,072,938
Gross profit		615,940	717,583

Operating expenses
Selling, general and administrative expenses		1,854,316	805,042
Operating loss		(1,238,376)	(87,459)

Other income (expenses)
Interest income		2,209	3,433
Interest expense		(63)	(3,107)
Total other income (expenses)		2,146	326

Loss before income taxes		(1,236,230)	(87,133)

Provision (benefit) for income taxes		4,360	(6,000)
Net loss		$(1,240,590)	$(81,133)
Weighted average common shares outstanding - basic and diluted		3,862,507	2,500,000
Net loss per common share - basic and diluted	$	(0.32)	$(0.03)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

(Unaudited)

	For the three months ended March 31, 2025	For the three months ended March 31, 2024
Cash flows from operating activities
Net loss	$(1,240,590)	$(81,133)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	37,857	35,578
Provision (Recovery) for credit losses	(17,120)	-
Stock based compensation	330,825	-
Changes in operating assets and liabilities
Accounts receivable	(194,922)	(182,173)
Inventory	(57,684)	(7,908)
Tax refund receivable	6,377	-
Prepaid insurance	(199,491)
Other current assets	(52,785)	22,258
Right of use asset - net	4,770	224
Security Deposits and other assets	3,650	-
Accounts payable and accrued expenses	(97,639)	229,022
Deferred revenue	(89,052)	(3,029)
Corporate taxes payable	4,106	(6,000)
Net cash provided by (used in) operating activities	(1,561,698)	6,839
Cash flows used in investing activities
Purchase of property and equipment	(15,000)	(44,656)
Net cash used in investing activities	(15,000)	(44,656)
Cash flows from (used in) financing activities
Related party loans	18,669	(17,073)
Deferred offering costs	-	(25,000)
Partner distributions	-	(3,382,253)
Increase (decrease) in note payable	-	(35,960)
Proceeds from IPO and overallotment, net	4,680,013	-
Net cash used in financing activities	4,698,682	(3,460,286)
Increase (decrease) in cash	3,121,984	(3,498,103)
Cash beginning of period	2,097,945	5,155,620
Cash end of period	$5,219,929	$1,657,517
Supplemental disclosures of cash flow information:
Cash paid for interest	$63	$3,107
Supplemental Schedule of Non-Cash Financing and Investing Activities:
Membership exchange for common stock	$-	$5,413,007
Fair value of Stock Warrants issued at IPO	$144,358	$-
Deferred offering costs charged to additional paid-in-capital	$136,025	$-